UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2012

Cbeyond, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(678) 424-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, our Board of Directors elected Jonathan Crane and Marvin Wheeler to serve as members of our Board of Directors. Each of Mr. Crane and Mr. Wheeler will receive compensation in accordance with our compensation arrangements for non-management directors. Mr. Crane and Mr. Wheeler have not yet been named to any committees of the Board of Directors; both will serve as Class II Directors with terms expiring at the 2013 annual meeting of stockholders.

A technology industry leader for more than 35 years with significant cloud experience, Jonathan Crane is chief commercial officer at IPsoft, where he is responsible for overall growth strategies. Before joining IPsoft he served as president and chairman of the board at Savvis, overseeing significant expansion of the company’s cloud business. Prior to Savvis he rejoined a troubled Worldcom as chief strategy officer and led the company out of bankruptcy. Earlier in his career Crane held numerous executive positions in corporations such as Lightstream, Marcam Solutions, MCI, and ROLM.

Marvin Wheeler’s 25-year career includes significant experience in cloud hosting, data center operations, IT efficiency and IP services deployment. Most recently he served as chief operating officer and chief strategy officer of Terremark, where he was instrumental in growing the company from a startup to a global cloud company acquired by Verizon for $2 billion. He has served on the Intel Capital Advisory Board as well as the Microsoft Service Provider Advisory Board and held the positions of founding member, secretary, executive director and chairman of the board of the Open Data Center Alliance, an independent IT consortium focused on growing cloud computing through open, interoperable standards. Mr. Wheeler currently serves as a member of the National Security Telecommunications Advisory Committee (NSTAC) Secure Government Communications (SGC) Scoping Subcommittee.

There was no arrangement or understanding pursuant to which either of Mr. Crane or Mr. Wheeler were elected as directors. There are no related party transactions between the Company and either of Mr. Crane or Mr. Wheeler.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by Cbeyond, Inc., dated October 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2012

CBEYOND, INC.

By:	/s/ J. Robert Fugate
Name:	J. Robert Fugate
Title:	Executive Vice President and Chief Financial Officer